                                                                EXHIBIT 1(A3)d


                                SELLING AGREEMENT


         AGREEMENT dated as of ____________________, by and between 1717 Capital Management Company ("1717"), a Pennsylvania corporation that is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), and _____________________., a corporation that is registered as a broker-dealer with the SEC under the 1934 Act and a member of the NASD ("Broker Dealer") and is either licensed or is affiliated with an insurance agency or agencies ("Insurance Entity") which is licensed as an insurance agent pursuant to the laws of the State of __________. References to Insurance Entity in this Agreement apply only if and to the extent an entity or entities are set forth on Schedule "C" attached hereto and incorporated herein by reference.

                                     RECITAL

         1717 has been appointed as the principal underwriter of the Provident Mutual Life Insurance Company ("PMLIC") and Providentmutual Life and Annuity Company of America ("PLACA")(collectively, the "Companies") variable life insurance policies and variable annuity contracts (the "Policies").

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         1.       AUTHORIZATION TO SELL AND SERVICE

                  Subject to the terms and conditions of this Agreement, 1717 appoints and authorizes Broker Dealer and Insurance Entity to solicit sales of and provide service with respect to the Policies which are set forth on the applicable Schedule "A" attached hereto and incorporated herein by reference, on a non-exclusive basis, provided that there is an effective Registration Statement relating to such Policies under the Securities Act of 1933 ("1933 Act"). Broker Dealer and Insurance Entity hereby accept such appointment and agree to use their best efforts to find purchasers for the Policies.

         2.       REPRESENTATIVES

                  The agents or representatives of Broker Dealer that will be soliciting applications for the Policies ("Representatives") will be NASD registered representatives of Broker Dealer, will possess all licenses necessary or appropriate to sell life insurance in the state in which applications for Policies are being solicited or signed and will have an appropriate appointment or license by PMLIC or PLACA.

         3.       COMMISSIONS

                  As compensation for the sale of each of the Policies by the Representatives, 1717 shall pay to Broker Dealer or to Insurance Entity, either directly or through PMLIC or PLACA acting on 1717's behalf, the commissions and expense allowance payments set forth on the applicable Schedule "B" attached hereto and incorporated herein by reference (the "Commissions"). In those states listed on Schedule "D", the Commissions shall be shared by the Insurance Representative and the Broker Dealer, and shall be payable to the Broker Dealer. The Commissions shall be subject to chargeback in accordance with the terms and conditions set forth on such Schedule "B". 1717 reserves the unconditional right, upon thirty
(30) days written notice, to change the Commissions payable for Policies issued, renewed, converted, exchanged or otherwise modified on or after the effective date of such change, as set forth in the notice of change. No Commissions will be due and payable for any surrendered or cancelled Policies which are subsequently reinstated or rewritten through efforts of representatives of 1717, PMLIC or PLACA other than the Representatives. Broker Dealer and Insurance Entity shall be solely responsible for the payment of any Commissions, expense allowance and other payments or other considerations of any kind whatsoever to the Representatives in connection with the sale of the Policies (hereinafter referred to as "Representatives Compensation"). Broker Dealer and Insurance Entity shall also be responsible for all tax reporting with respect to commissions paid to the Representatives.

         4.       TERM OF AGREEMENT

                  This Agreement shall continue in force for one year from its effective date and will automatically renew from year to year thereafter; provided that this Agreement shall be terminated immediately if Broker Dealer breaches this Agreement. Any party may terminate this Agreement at any time, without cause, upon sixty (60) days written notice to the other party. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except Sections 5(h), 9, and 10 of this Agreement shall survive the termination of this Agreement and Broker Dealer and Insurance Entity shall settle all accounts with 1717 and shall continue to be responsible for all applicable chargebacks.

         5.       BROKER DEALER'S AND INSURANCE ENTITY'S OBLIGATIONS

                  In addition to other obligations assumed by Broker Dealer and Insurance Entity under this Agreement:

                  (a) Broker Dealer shall be insurance licensed, or shall ensure that Insurance Entity is insurance licensed, pursuant to the laws of the State of ___________ and any other state in which such license is required by the applicable insurance laws and regulations for sale of the Policies. Broker Dealer and Insurance Entity shall have all Representatives insurance licensed and appointed by PMLIC and/or PLACA. All insurance licenses and appointments will be processed in accordance with PMLIC and/or PLACA procedures. PMLIC or PLACA may, in their sole discretion, refuse, terminate or non-renew any such license and appointment, without cause. Broker Dealer and Insurance Entity shall ensure that all Representatives who will be soliciting and servicing the Policies are duly licensed in those states in which such license is required by the applicable insurance laws and regulations for sale of the Policies.

                  (b) Broker Dealer and Insurance Entity shall only pay Representatives Compensation to Representatives who are properly insurance licensed and appointed with PMLIC or PLACA and registered with the NASD.

                  (c) Broker Dealer and Insurance Entity shall solicit and service the Policies in accordance with the rules, policies and directives established by 1717, PMLIC or PLACA from time to time.

                  (d) Broker Dealer and Insurance Entity shall ensure that the Representatives shall use their best efforts to keep the Policies in force.

                  (e) Broker Dealer and Insurance Entity shall ensure that the Representatives shall only recommend the purchase of the Policies upon reasonable grounds to believe that such purchase is suitable to the applicant. Among other things, a determination of suitability shall be based on the standards provided by 1717 from time to time.

                  (f) Broker Dealer and Insurance Entity agree that no sales promotion or other advertising materials relating to the Policies shall be used unless provided or approved in writing by 1717 prior to such use. No representations in connection with the sales of the Policies other than those contained in the currently effective registration statements and prospectuses for the Policies filed with the SEC, or in the aforesaid approved sales promotion or other advertising materials, shall be made by Broker Dealer or Insurance Entity or any of the Representatives. Broker Dealer and Insurance Entity and the Representatives shall solicit applications for the Policies only in states where such Policies have been approved by state authorities.

                  (g) Broker Dealer and Insurance Entity shall maintain or shall cause to have maintained the records of the Representatives as required by applicable laws and regulations. The books, accounts and records of Broker Dealer and Insurance Entity relating to the sale of Policies shall be maintained so as to clearly and accurately disclose the nature and details of all of the transactions. All such records shall be subject to inspection and duplication by PMLIC or PLACA or 1717 at any time while this Agreement is in force.

                  (h) Broker Dealer and Insurance Entity shall keep confidential all information obtained pursuant to this Agreement (including, without limitation, names of the purchasers of the Policies) and shall disclose such information only if 1717 has authorized such disclosure in writing or if such disclosure is expressly required by applicable federal or state regulatory authorities.

                  (i) Broker Dealer shall maintain its registration under the 1934 Act and shall always be a member in good standing of the NASD.

                  (j) Broker Dealer shall investigate all Representatives relative to their business reputation and competency to sell the Policies. In addition, Broker Dealer will be responsible for training, supervision, and control of the Representatives selling the Policies. Broker Dealer shall ensure that all Representatives who will be soliciting and servicing the Policies are duly registered with the NASD.

                  (k) Broker Dealer shall ensure that no Representative shall offer or sell the Policies unless such Representative is an associated person of Broker Dealer (as that term is defined in Section 3(a)(18) of the 1934 Act) and duly registered with the NASD and any applicable state securities regulatory authority as a registered person of Broker Dealer qualified to distribute the Policies in such state or jurisdiction.

                  (l) Broker Dealer and Insurance Entity shall ensure that no Representative Compensation shall be paid with respect to a PMLIC policy which would be in excess of that permitted under the insurance laws of the State of New York.

                  (m) Broker Dealer shall ensure that, in those instances in which commissions are shared by the Insurance Representative with the Broker Dealer, all requirements contained in this Agreement relating to record keeping, training, state licensing and supervision of Representatives' activities for compliance with Federal and state securities laws, state insurance laws and NASD rules will remain the responsibility of Broker Dealer.

                  (n) Broker Dealer shall provide, in the form of Insurance Representative Agreement attached hereto, an undertaking from each such Insurance Representative, wherein such Insurance Representative agrees to fulfill the duties and responsibilities required under this Agreement.

                  (o) Upon request by 1717, Broker Dealer shall furnish such records as are necessary to establish that the terms of this paragraph 5 are satisfied.

         6.       1717'S OBLIGATIONS

                  In addition to other obligations assumed by 1717 under this
Agreement:

                  (a) 1717 shall use its best efforts to ensure that PMLIC and PLACA use their best efforts to maintain effectiveness of Policies' Registration Statements with the SEC and any state securities commissions where blue-sky laws require registration of the Policies and to maintain the appropriate approvals in each state where Policies are to be sold. 1717 shall keep Broker Dealer and Insurance Entity advised of any changes in the status of the Registration Statements for the Policies.

                  (b) 1717 shall furnish Broker Dealer and Insurance Entity with information regarding the states in which the Policies may be sold.

                  (c) 1717, or its agent, shall furnish Broker Dealer and Insurance Entity with promotional material for use at point of sale, applications, prospectuses and policy forms. A reasonable charge established by 1717 may be made for such materials.

                  (d) 1717 shall keep confidential all information obtained pursuant to this Agreement and shall disclose such information only if Broker Dealer or Insurance Entity has authorized such disclosure in writing or if such disclosure is expressly required by applicable federal or state regulatory authorities.

         7.       COMPLIANCE WITH STATE AND FEDERAL LAW

                  Broker Dealer and the Representatives shall comply with all requirements of the NASD, the 1933 Act, the 1934 Act and all other federal and/or state laws applicable to the solicitation and service of the Policies or the operation of Broker Dealer including, without limitation, the NASD Rules of Fair Practice, Section 15(b)(4)(E) of the 1934 Act and all insurance replacement regulations and regulations prohibiting the rebating of commissions. Broker Dealer and Insurance Entity represent and warrant either that:

                  (a) Broker Dealer and Insurance Entity:

                           (i) have obtained a letter from the Staff of the
                  Securities and Exchange Commission advising Broker Dealer and Insurance Entity that the Staff will not recommend enforcement action if Insurance Entity is not registered as a broker/dealer with the Commission; and

                           (ii) are complying and will continue to comply with
                  the conditions set forth in such letter at all times while the Agreement is in effect; or

                  (b) at the time that the Agreement becomes effective and during the term of the Agreement:

                           (i) Insurance Entity is either wholly-owned by Broker
                  Dealer or an affiliated person of Broker Dealer or is wholly-owned by one or more associated persons of Broker Dealer;

                           (ii) Insurance Entity and its personnel will be
                  "associated persons" of Broker Dealer within the meaning of
                  Section 3(a)(18) of the 1934 Act;

                           (iii) Insurance Entity will engage in the offer or
                  sale of the Policies only through persons who are registered persons of Broker Dealer;

                           (iv) Insurance Entity will not receive or handle
                  customer funds or securities;

                           (v) Broker Dealer will be responsible for the
                  training, supervision and control of registered persons engaging in the offer or sale of the Policies on behalf of Insurance Entity, as required under the 1934 Act, NASD rules and other applicable statutes or regulations, and will also be responsible for the supervision and control of any of its associated persons who are owners, directors or executive officers of Insurance Entity;

                           (vi) Broker Dealer will comply with all applicable
                  requirements of the 1934 Act and the NASD, including the requirement to maintain and preserve books and records under
                  Section 17(a) of the 1934 Act and the rules thereunder; and

                           (vii) Commissions and fees relating to the Policies
                  will be reflected in the quarterly FOCUS reports and the fee assessment reports filed by Broker Dealer with the NASD.

                  Broker Dealer and Insurance Entity shall notify 1717 immediately in writing if Broker Dealer and/or Insurance Entity fail to comply with any of the applicable provisions set forth above.

         8.       INVESTIGATIONS; CUSTOMER COMPLAINTS

                  Broker Dealer and Insurance Entity agree to cooperate fully in any insurance, securities or other regulatory or judicial investigation or proceeding arising in connection with the Policies, Broker Dealer, Insurance Entity and/or any of the Representatives. Broker Dealer and Insurance Entity shall permit applicable federal and state insurance and other regulatory authorities to audit its records and shall furnish the foregoing authorities with any information which such authorities may request in order to ascertain whether Broker Dealer and Insurance Entity are complying with all applicable laws and/or regulations. Broker Dealer and Insurance Entity agree to cooperate with 1717, PMLIC and PLACA in resolving all customer complaints with respect to the Policies, Broker Dealer, Insurance Entity and/or the Representatives.

         9.       INDEMNIFICATION

                  (a) 1717 hereby agrees to indemnify and hold harmless Broker Dealer and Insurance Entity and each of their affiliates, officers or directors against any losses, expenses (including reasonable attorneys fees), claims, damages or liabilities to which Broker Dealer and Insurance Entity or such affiliates, officers or directors become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon 1717's performance, non-performance or breach of this Agreement, or are based upon any material misstatement or omission contained in any Registration Statement (or any post effective amendment thereof) or in the Prospectus or any amendment or supplement to the Prospectus for the Policies.

                  (b) Broker Dealer and Insurance Entity hereby agree to indemnify and hold harmless 1717, PMLIC and PLACA and each of their affiliates, directors, officers and each person, if any, who controls or has controlled 1717, PMLIC or PLACA within the meaning of the 1933 Act or the 1934 Act, against any losses, expenses (including reasonable attorneys fees), claims, (including, but not limited to, claims for commissions or other compensation), damages or liabilities to which 1717, PMLIC or PLACA and any such affiliates, directors, officers or controlling persons may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Broker Dealer and Insurance Entity and/or their Representatives performance, non-performance or breach of this Agreement including, but not limited to, any unauthorized use of sales materials, any oral or written misrepresentations, or any unlawful sales practices concerning the Policies.

                  (c) Within 30 days after receipt by either party of notice of the commencement of any action, such party shall, if a claim in respect thereof is to be made, notify the other party in writing of the commencement thereof; but the omission to so notify shall not relieve the indemnifying party from any liability which it might otherwise have.

         10.      MISCELLANEOUS PROVISIONS

                  (a) All money payable in connection with the Policies is PMLIC's or PLACA's exclusive property, shall be drawn payable to "Provident Mutual Life Insurance Company" or "Providentmutual Life and Annuity Company of America" and shall be transmitted to PMLIC or PLACA within two days of receipt along with applications and other documents in accordance with the administrative procedures of PMLIC or PLACA (as developed and amended from time to time by PMLIC or PLACA) without any deduction or offset for any reason. All applications and other communications shall be on forms supplied by PMLIC or PLACA and are subject to acceptance or rejection by PMLIC or PLACA in PMLIC's or PLACA's sole discretion, or by 1717 on behalf of PMLIC or PLACA. In the event an application is rejected, all payments will be returned to the purchaser, and Broker Dealer and Insurance Entity will be notified of such action.

                  (b) Broker Dealer and Insurance Entity agree to make appropriate arrangements for delivery to the applicant of the Policy accompanied by any additional appropriate documents. Broker Dealer, Insurance Entity, or the Representative will obtain, upon delivery of the Policy to applicant, the required signature on PMLIC's or PLACA's policy delivery receipt and any application amendments and immediately forward such to PMLIC or PLACA.

                  (c) Broker Dealer and Insurance Entity agree that for a period of two years from the termination of the Agreement they shall not and shall cause the Representatives not to directly or indirectly contact policyholders of PMLIC or PLACA for the purpose of inducing or attempting to induce such policyholders to cancel, lapse or fail to renew such Policies with PMLIC or PLACA, to discourage or attempt to discourage such policyholders from paying any additional premiums under such policies, or encouraging market timing activity.

                  (d) Broker Dealer, Insurance Entity and their Representatives are independent contractors with respect to 1717, PMLIC and PLACA and (i) shall not have the right to incur indebtedness on behalf of 1717, PMLIC or PLACA nor hold themselves out as employees of 1717, PMLIC or PLACA in connection with the solicitation of the Policies or otherwise and (ii) shall not have the authority to make, alter, waive or discharge any provision(s) of the Policies, to waive any forfeiture or to grant, permit, or to extend the time of making any payments, or to alter or substitute the forms which PMLIC or PLACA may prescribe, or enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of 1717, PMLIC or PLACA.

                  (e) Broker Dealer and Insurance Entity represent that all of their directors, officers, and Representatives are and shall be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company. These bonds shall be maintained at Broker Dealer's and Insurance Entity's expense and shall be, at least, of the form, type and amount required under the NASD Rules of Fair Practice. 1717 may require evidence, satisfactory to it, that such coverage is in force and Broker Dealer and Insurance Entity shall give prompt written notice to 1717 of any notice of cancellation or change of coverage.

                  (f) Broker Dealer, Insurance Entity and 1717 each represent that they have full power and authority to enter into this Agreement.

                  (g) This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns provided that neither Broker Dealer nor Insurance Entity may assign this Agreement without the prior written consent of 1717.

                  (h) All notices or communications shall be sent to the addresses set forth below or to such other address as any party may request by giving written notice to the other parties.

         TO 1717: 1717 CAPITAL MANAGEMENT COMPANY 300 CHRISTIANA EXECUTIVE CAMPUS P.O. BOX 15626
                                    WILMINGTON, DELAWARE 19850

         TO BROKER DEALER:

         TO INSURANCE ENTITY:       SEE SCHEDULE "C"


                  (i) This Agreement shall be governed by the laws of the State of Delaware and constitutes the entire agreement and understanding between or among the parties hereto with respect to the Policies. 1717 reserves the unconditional right to amend this Agreement and the Schedules attached hereto and any of the Policies or suspend the sales of any of the Policies at any time without prior notice. The submission of an application by any Representative after notice of any such amendment has been sent to Broker Dealer and Insurance Entity shall constitute Broker Dealer's and Insurance Entity's agreement to any such amendment.

                  (j) Notwithstanding the foregoing subparagraph (i), any other insurance products issued by PLACA or PMLIC may be covered by this Agreement only as agreed by the parties in writing.

                  (k) Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of such conditions and no waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provisions.

                  (l) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    1717 CAPITAL MANAGEMENT COMPANY


                                    By:__________________________________ (SEAL)




                                    By:__________________________________ (SEAL)
                                        SIGNATURE

                                       __________________________________
                                        PRINT NAME

                                   SCHEDULE B


               PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA

               COMMISSION SCHEDULE FOR VARIABLE ANNUITY CONTRACTS

1. Commissions for The Market Street VIP/2 and Options VIP (Forms PL512 and PL516 and state variations)

      For contracts sold by registered representatives of Broker Dealer, 1717 Capital Management shall pay to Broker Dealer, either directly or through PLACA acting on 1717 Capital Management's behalf, the following:

----------------------------------------------------------------------------------------------
                                                PERCENTAGE
                                                 OF FIRST      PERCENTAGE OF          ASSET
   FLEXIBLE PREMIUM                                YEAR         ADDITIONAL            BASED
  VARIABLE ANNUITIES:      ISSUE AGES            PREMIUMS        PREMIUMS          COMMISSIONS
                                               -----------     -------------       -----------
The Market Street VIP/2
    and Options VIP
                                                  CONTRACT   CONTRACT    CONTRACT     CONTRACT
                                                    YEAR      YEARS       YEARS         YEARS
                                                     1         2-6      7 & LATER     2 & LATER
----------------------------------------------------------------------------------------------
OPTION A - No Trails      0-70                      6.25       4.75       3.00         N.A.
                          71-85 Nonqualified        4.25       2.75       1.00         N.A.
                          71-80 Qualified           3.50       2.00       0.50         N.A.
----------------------------------------------------------------------------------------------
OPTION B                  0-70                      5.00       3.50       2.00         .25%
                          71-85 Nonqualified        3.00       1.50       0.50         .25%
                          71-80 Qualified           2.50       1.00       0.00         .25%
----------------------------------------------------------------------------------------------

Commissions in the first Contract Year are based on First Year Premiums which consist of the Initial Premium and Additional Premiums received in the first Contract Year. Commissions in Contract Years two and later are based on Additional Premiums received after the first Contract Year. In addition, if a registered representative elects Option B, Asset Based Commissions will be paid to Broker Dealer at the end of the Contract Year for Contract Years 2 and beyond. Asset Based Commissions will be calculated based on the Unloaned Contract Account Value equaling or exceeding $1,000 as of the end of the Contract Year. The Unloaned Contract Account Value equals the amount in the Variable Account and Guaranteed Account, excluding the amount in the loan account.

Broker Dealer will be paid Option A commissions for contracts sold by its registered representatives unless the Company receives the appropriate written notification that a registered representative has elected Option B. The registered representative's election will apply to all business sold by the registered representative which is issued on or after the date of the election and until a new election is received.

2.    Chargebacks

      If any Contract sold by a registered representative of Broker Dealer is surrendered or otherwise canceled within the first 6 months after the Contract Date, then 100% of the compensation paid to Broker Dealer shall be repaid to 1717 Capital Management or PLACA, as the case may be. If the Contract is surrendered or otherwise canceled during the seventh through twelfth months after the Contract Date, 50% of the compensation paid to Broker Dealer shall be repaid to 1717 Capital Management or PLACA, as the case may be.


                                    B-1 of 20

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY

               COMMISSION SCHEDULE FOR VARIABLE ANNUITY CONTRACTS

1.    Compensation for The Market Street VIP/2 (Form PM512 and state variations)

      For contracts sold by registered representatives of Broker Dealer, 1717 Capital Management shall pay to Broker Dealer, either directly or through PMLIC acting on 1717 Capital Management's behalf, the following:

---------------------------------------------------------------------------------------------------------------------
                                       PERCENTAGE                         PERCENTAGE OF
  FLEXIBLE                              OF FIRST                           ADDITIONAL                        ASSET
   PREMIUM                                YEAR                              PREMIUMS                         BASED
  VARIABLE                              PREMIUMS                                                          COMMISSIONS
  ANNUITIES       ISSUE AGES       -------------------------------------------------------------------    -----------
                                        CONTRACT                 CONTRACT                CONTRACT
 The Market                               YEAR                    YEARS                   YEARS
Street VIP/2                                1                      2-6                  7 & LATER           CONTRACT
                                   ---------------------   -----------------------  ------------------       YEARS
                                               Expense                  Expense                Expense     2 & LATER
                                   Commis-    Allowance    Commis-     Allowance    Commis-   Allowance
                                    sions      Payments     sions      Payments      sions     Payments
--------------------------------------------------------   -----------------------  ---------------------------------
OPTION A      0-70                   3.50        2.75        3.50        1.25        3.00         0.0         N.A.
 No Trails    71-85 Nonqualified     3.50        0.75        2.75         0.0        1.00         0.0         N.A.
              71-80 Qualified        3.50        0.00        2.00         0.0        0.50         0.0         N.A.
---------------------------------------------------------------------------------------------------------------------
OPTION B      0-70                   2.00        3.00        1.75        1.75        1.75        0.25         .25%
              71-85 Nonqualified     2.00        1.00        1.50         0.0        0.50         0.0         .25%
              71-80 Qualified        2.00        0.50        1.00         0.0        0.00         0.0         .25%
---------------------------------------------------------------------------------------------------------------------

Commissions and Expense Allowance Payments in the first Contract Year are based on First Year Premiums which consist of the Initial Premium and Additional Premiums received in the first Contract Year. Commissions and Expense Allowance Payments in Contract Years two and later are based on Additional Premiums received after the first Contract Year. In addition, if a registered representative elects Option B, Asset Based Commissions will be paid to Broker Dealer at the end of the Contract Year for Contract Years 2 and beyond. Asset Based Commissions will be calculated based on the Unloaned Contract Account Value equaling or exceeding $1,000 as of the end of the Contract Year. The Unloaned Contract Account Value equals the amount in the Variable Account and Guaranteed Account, excluding the amount in the loan account.

Broker Dealer will be paid Option A compensation for contracts sold by its registered representatives unless the Company receives the appropriate written notification that a registered representative has elected Option B. The registered representative's election will apply to all business sold by the registered representative which is issued on or after the date of the election and until a new election is received.

2.    Chargebacks

      If any Contract sold by a registered representative of Broker Dealer is surrendered or otherwise canceled within the first 6 months after the Contract Date, then 100% of the compensation paid to Broker Dealer shall be repaid to 1717 Capital Management or PMLIC, as the case may be. If the Contract is surrendered or otherwise canceled during the seventh through twelfth months after the Contract Date, 50% of the compensation paid to Broker Dealer shall be repaid to 1717 Capital Management or PMLIC, as the case may be.


                                    B-2 of 20

               PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA

               COMMISSION SCHEDULE FOR VARIABLE INSURANCE PRODUCTS

Providentmutual Life and Annuity Company of America, hereinafter called "Company," hereby authorizes Representative to solicit applications for the Policies. Such solicitations shall be made only within the territory in which the Policies are approved for sale and in which the Company and the Representative are authorized to do business in accordance with licensing requirements and other applicable laws and regulations. Applications shall be accepted only by the Company at its Service Center in Newark, Delaware.

TERMINATION

This authorization may be terminated at any time, with or without cause, by either party giving to the other party written notice delivered in person or sent by ordinary mail to the party's last known address.

COMMISSIONS

Commissions, expense allowance payments and bonuses ("Commissions") on the Policies can only be paid or credited to a Representative who is a registered representative of a broker-dealer which is an affiliate of the Company or a registered representative of a broker-dealer who has a sales agreement with such an affiliate of the Company and holds any required state licenses when a variable life insurance sale is made and when each premium is paid, except with the prior written consent of the Company.

The first year and renewal commission rates applicable to variable life insurance policies will be those listed in the tables below.

PLACA OPTIONSVL  (Forms PLC131, PLC132, and state variations)

First year commission rates will apply during the first Policy Year and during the twelve month period after a face amount increase. Renewal commission rates on face amount increases will be calculated using the renewal commission rates based on the number of twelve-month periods (including the partial year) as measured from the date of such increase. First year commissions will not be paid on increases in face amount that result from changing from Death Benefit Option B to Option A under the terms of the policy.

First year commissions will be paid at the target rate as listed in the table below up to the amount of the Commissionable Target Premium published by the Company in the Marketing Guide. Commissions on first year premiums greater than the Commissionable Target Premium will be paid at the excess rate listed in the table below. The Commissionable Target Premium may be changed from time to time by the Company.

For policies which have had a face amount increase, premiums are allocated in the following order: first, to the Commissionable Target Premiums of the most recent increase; then to the next most recent increases, successively; and finally to the initial face amount. Premiums in excess of the total of all Commissionable Target Premiums will be allocated to the initial face amount and to each increase in proportion to the respective Commissionable Target Premiums.


                                    B-3 of 20

                                 PLACA OptionsVL

--------------------------------------------------------------------------------
                                                        RENEWAL COMMISSIONS
AGE AT ISSUE OR                                ---------------------------------
 AT INCREASE TO    FIRST YEAR COMMISSIONS                  POLICY YEARS
  FACE AMOUNT*                                 ---------------------------------
                                                     2-10               2+
                   -------------------------------------------------------------
                                                PREMIUM BASED
                    TARGET     EXCESS          (% of Premium)       ASSET BASED
--------------------------------------------------------------------------------
     1-65            81%         2%                  2%                0.25%
--------------------------------------------------------------------------------
    70               71          2                   2                 0.25
--------------------------------------------------------------------------------
    75               56          2                   2                 0.25
--------------------------------------------------------------------------------
    80               41          2                   2                 0.25
--------------------------------------------------------------------------------

* To obtain commission rates for intermediate issue ages, use straight line interpolation.

PLACA SURVIVOR OPTIONSVL (Form PLC134, PLC134A and state variations)

Face amount increase is not permitted for PLACA Survivor OptionsVL.

First year commission rates will apply during the first Policy Year. First year commissions will not be paid on increases in face amount that result from changing from Death Benefit Option B to Option A under the terms of the policy.

First year commissions will be paid at the target rate as listed in the table below up to the amount of the Commissionable Target Premium published by the Company in the Marketing Guide. Commissions on first year premiums greater than the Commissionable Target Premium will be paid at the excess rate listed in the table below. The Commissionable Target Premium may be changed from time to time by the Company.

                            PLACA Survivor OptionsVL

--------------------------------------------------------------------------------
                                                         RENEWAL COMMISSIONS
JOINT EQUAL                                      -------------------------------
AGE AT ISSUE       FIRST YEAR COMMISSIONS                   POLICY YEARS
                                                 -------------------------------
                                                      2-10              2+
                   -------------------------------------------------------------
                                                 PREMIUM BASED
                      TARGET     EXCESS          (% of Premium)     ASSET BASED
--------------------------------------------------------------------------------
   25-80                84%        2%                  2%              0.25%
--------------------------------------------------------------------------------

CONVERTIBLE TERM LIFE INSURANCE RIDER (Form PLC308 and state variations)

First year commission rates will apply during the first year of the rider. First year commissions will not be paid on increases in the insurance amount.

First year commissions will be paid at the target rate listed for the PLACA OptionsVL and PLACA Survivor OptionsVL policy to which it is attached up to the amount of the Commissionable Target Premium published by the Company in the Marketing Guide.

For policies which have had a rider added after policy issue, premiums are allocated in the following order: first to the Commissionable Target Premium of the most recent rider; then to the next most recent rider and finally to the initial policy face amount. If two riders are added on the same date, premiums will be allocated to each rider in proportion to the respective Commissionable Target Premiums.

ASSET BASED RENEWAL COMMISSIONS

Asset Based Commissions will be paid at the end of each Policy Year beginning at the end of the second Policy Year. Asset Based Commissions will be calculated based on the Unloaned Policy Account Value for each policy with an Unloaned Policy Account Value equaling or exceeding $1,000 as of the end of the Policy Year. The Unloaned Policy Account Value equals the amount in the Separate Account and Guaranteed Account, excluding the amount in the loan account.


                                    B-4 of 20

PRODUCTION BONUS

Subject to all of the provisions of this Agreement, Production Bonus will be calculated at the end of each full calendar quarter by multiplying the first year cash commissions for each Representative for the calendar quarter by the appropriate percentage factor for such first year cash commissions as listed below:

                                     TABLE 1

          Representatives Completing Their First Full Calendar Quarter

Total First Year Cash Commission                              Percentage Factor
Less than $5,000                                                      0.0%
$5,000 but less than $7,500                                           5.0%
$7,500 but less than $15,000                                          7.5%
$15,000 but less than $20,000                                        10.0%
$20,000 but less than $30,000                                        15.0%
$30,000 but less than $40,000                                        17.5%
$40,000 but less than $50,000                                        20.0%
$50,000 or greater                                                   25.0%


                                     TABLE 2

          Representatives Completing Their Second Full Calendar Quarter

Total First Year Cash Commissions                             Percentage Factor
Less than $10,000                                                     0.0%
$10,000 but less than $15,000                                         5.0%
$15,000 but less than $30,000                                         7.5%
$30,000 but less than $40,000                                        10.0%
$40,000 but less than $60,000                                        15.0%
$60,000 but less than $80,000                                        17.5%
$80,000 but less than $100,000                                       20.0%
$100,000 or greater                                                  25.0%


                                     TABLE 3

          Representatives Completing Their Third Full Calendar Quarter

Total First Year Cash Commissions                             Percentage Factor
Less than $15,000                                                     0.0%
$15,000 but less than $22,500                                         5.0%
$22,500 but less than $45,000                                         7.5%
$45,000 but less than $60,000                                        10.0%
$60,000 but less than $90,000                                        15.0%
$90,000 but less than $120,000                                       17.5%
$120,000 but less than $150,000                                      20.0%
$150,000 or greater                                                  25.0%


                                    B-5 of 20

                                     TABLE 4

            Representatives Completing Four or More Full Calendar Quarters

Total First Year Cash Commissions in the
Most Recent Four Calendar Quarters                            Percentage Factor
Less than $20,000                                                     0.0%
$20,000 but less than $30,000                                         5.0%
$30,000 but less than $60,000                                         7.5%
$60,000 but less than $80,000                                        10.0%
$80,000 but less than $120,000                                       15.0%
$120,000 but less than $160,000                                      17.5%
$160,000 but less than $200,000                                      20.0%
$200,000 or greater                                                  25.0%

First year cash commissions at the end of each full calendar quarter shall be determined by adding the first year cash commissions for the quarter and the three immediately preceding quarters. First year cash commissions include only first year commissions paid by the Company as listed on the commission table. For purposes of this provision, all first year commissions earned from the date of this Agreement until the end of the first full calendar quarter will be deemed to apply to the first full calendar quarter.

Beginning in the ninth full calendar quarter, no Production Bonus shall be paid if the 13-month persistency rate for the production of the Representative of the Policies, as calculated by the Company, is less than 85% for the most recent four calendar quarters.

If a Representative has a commission agreement with the Company for the sale of life insurance policies other than the Policies or benefits under a corporate agreement permitting such sales ("PLACA Agreement"), the percentage factor will be determined by the combined first year cash commissions under this Agreement and the PLACA Agreement. Production will be combined and the bonus paid in accordance with the terms of the PLACA Agreement. Calculation of the 13- month persistency rate shall also be determined on a combined basis for each such Representative.

For purposes of determining the number of completed calendar quarters, the effective date will be the earlier of the date the Representative is appointed by the Company under this Agreement or the effective date of the PLACA Agreement.

The Production Bonus will be paid during the second month following the end of the calendar quarter. If the PLACA Agreement, if any, is terminated under section 12(d) of the PLACA Agreement, the Company shall have no obligation to pay the Production Bonus either under this Agreement or the PLACA Agreement. If the PLACA Agreement, if any, is terminated for any reason, or if the Representative terminates his or her registration with Broker Dealer, the Production Bonus will be calculated by multiplying the amount of the Production Bonus by the number of months that this Agreement or the PLACA Agreement had been in effect for the calendar quarter divided by 3. This amount will be paid following the end of the calendar quarter.

Benefits Bonus

Subject to all of the provisions of this Agreement, a Benefits Bonus will be paid in the amount of $600 in the month following each calendar month that the Representative meets the applicable production requirement for the month. A Benefit Bonus will be calculated separately for each Representative under this Agreement.


                                    B-5 of 20

FIRST TWELVE CALENDAR MONTHS OF AGREEMENT

At the end of each full calendar month in the first twelve full calendar months under this Agreement for which the Representative was appointed by the Company for the full calendar month, the Benefits Bonus will be paid if the first year cash commissions produced by and paid on behalf of a Representative under this Agreement equal or exceed the cumulative first year cash commissions for the applicable month as listed below:

                                                         CUMULATIVE
           CALENDAR MONTH                        FIRST YEAR CASH COMMISSIONS
                  1                                       $ 2,500
                  2                                         5,000
                  3                                         7,500
                  4                                        10,000
                  5                                        12,500
                  6                                        15,000
                  7                                        17,500
                  8                                        20,000
                  9                                        22,500
                 10                                        25,000
                 11                                        27,500
                 12                                        30,000

THIRTEENTH AND LATER CALENDAR MONTHS OF AGREEMENT

At the end of each calendar month beginning with the thirteenth calendar month under this Agreement, the Benefits Bonus will be paid if the first year cash commissions produced by the Representative under this Agreement in the immediately preceding twelve calendar months equal or exceed $30,000.

If the Representative has a PLACA Agreement, the Benefit Bonus will be determined based on the combined production by the Representative under this Agreement and the PLACA Agreement. If the Representative qualifies for the Benefit Bonus under the PLACA Agreement without regard to production under this Agreement, no Benefit Bonus will be paid under this Agreement on behalf of the Representative. If the Representative qualifies for the Benefit Bonus based on combined production under this Agreement and the PLACA Agreement, the Benefits Bonus will be prorated based on the relative production under each agreement.

For purposes of determining the number of completed calendar months, the effective date will be the earlier of the date the Representative is appointed by the Company under this Agreement or the effective date of the PLACA Agreement.


                                    B-7 of 20

CHARGEBACKS

If the Company shall return all, or any portion, of any premiums on a policy or contract paid for under this or any previous Agreements, for any reason whatsoever, the Company shall have the right to deduct all or part of the Commissions received by Broker Dealer on such premiums from any Commissions thereafter due and payable to Broker Dealer without limitation to any other rights of the Company, including the right to demand immediate repayment from Broker Dealer. Any amount remaining unpaid shall be an indebtedness to the Company. In addition to the provision, if a policy lapses, is surrendered, or the face amount is reduced, any Commissions shall be refunded to the Company based on the formula listed below.

Date of Policy Lapse, Surrender
   or Face Amount Reduction                     Commission Chargebacks
   ------------------------                     ----------------------

Issue date of policy or date of             100% of total compensation paid less
increase in face amount to the end          100% of the policy Sales Surrender
of the first 6 months                       Charge applicable to the Lapse,
                                            Surrender or Reduction

Beginning of month 7 through the end        70% of total compensation paid less
of 12 months after the issue date of        70% of the policy Sales Surrender
policy or date of increase in face          Charge applicable to the Lapse,
amount                                      Surrender, or Reduction


                                    B-8 of 20

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY

            COMMISSION SCHEDULE FOR VARIABLE LIFE INSURANCE PRODUCTS

                         for States Listed in Schedule D

Provident Mutual Life Insurance Company, hereinafter called "Company", hereby authorizes Representative to solicit applications for the Policies. Such solicitations shall be made only within the territory in which the Policies are approved for sale and in which the Company and the Representative are authorized to do business in accordance with licensing requirements and other applicable laws and regulations. Applications shall be accepted only by the Company at its Service Center in Newark, Delaware.

TERMINATION

This authorization may be terminated at any time, with or without cause, by either party giving to the other party written notice delivered in person or sent by ordinary mail to the party's last known address.

COMMISSIONS

Commissions on the Policies can only be paid or credited to a Representative who is a registered representative of a broker-dealer which is an affiliate of the Company or a registered representative of a broker-dealer who has a sales agreement with such an affiliate of the Company and holds any required state licenses when a variable life insurance sale is made and when each premium is paid, except with the prior written consent of the Company.

The first year and renewal commission rates applicable to variable life insurance policies will be those listed in the tables below.

1.    OPTIONS (Forms C111, C112, C116 and state variations)

      Scheduled Premiums

      First year and renewal commission rates for Scheduled Premiums paid when the Special Premium Payment Provision is not in effect. (Scheduled Premiums paid when the Special Premium Payment Provision is in effect are considered Unscheduled Premium Payments.)

                                     Options

---------------------------------------------------------------------------------------------------
                                 FIRST YEAR COMMISSIONS
 Age    -------------------------------------------------------------------------------    Expense
 At        Nonsmoker         Nonsmoker      Smoker or Juvenile**   Smoker or Juvenile**   Allowance
Issue*    Face Amount     Face Amount Less      Face Amount             Face Amount       Payments
        $100,000 & Over    Than $100,000      $100,000 & Over       Less Than $100,000
---------------------------------------------------------------------------------------------------
 0-60         50%               45%                 45%                     40%              41%
  65          45                40                  40                      35               36
  70          40                35                  35                      30               36
  75          30                25                  25                      20               26
  80          20                15                  15                      10               21
---------------------------------------------------------------------------------------------------

 * To obtain commission rates for intermediate issue ages, use straight line interpolation.
** Juvenile ages are 0-21.

                ---------------------------------------------
                   RENEWAL
                 COMMISSIONS                 FEES
                ---------------------------------------------
                                 POLICY YEARS
                ---------------------------------------------
                    2 - 10         11 - 15       16 & LATER
                ---------------------------------------------
                      9%              3%             2%
                ---------------------------------------------


                                    B-9 of 20

      Unscheduled Premiums

      Commission rates for Unscheduled Premium Payments.

                ---------------------------------------------
                                COMMISSIONS
                ---------------------------------------------
                                            POLICY YEARS
                                        ---------------------
                                              1     2 - 10
                ---------------------------------------------
                 PRIMARY PREMIUM             --       9%
                ---------------------------------------------
                 EXCESS PREMIUM               2%      2%
                ---------------------------------------------

      Notes for Options

      For purposes of determining commission rates for Unscheduled Premium Payments, Primary Premiums and Excess Premiums will be determined as follows:

      A. At the beginning of each policy year that the Special Premium Payment Provision is in effect, the Company will add to a Special Account for the policy an amount equal to the scheduled annual premium for the policy including premiums for supplemental benefits and substandard extras for which commissions are normally paid.

      B. Upon receipt of any Unscheduled Premium, the Company will determine the lesser of the Unscheduled Premium and the amount of the Special Account. This is the Primary Premium. The balance, if any, of the Unscheduled Premium over the Primary Premium is the Excess Premium.

      C. The amount of the Primary Premium will be subtracted from the balance in the Special Account each time an Unscheduled Premium Payment is made during a policy year.

      D. At the end of each policy year that the Special Premium Payment Provision is in effect, the Special Account will be restated to the lesser of its current balance or one scheduled annual premium. At the end of each policy year that the Special Premium Payment Provision is not in effect, the Special Account will be reduced to 0.

2.    OPTIONSPLUS (Forms C126, C127 and state variations)

                                   OptionsPlus

---------------------------------------------------------------------------------------------------
                                                  RENEWAL
                                                COMMISSIONS                 FEES         FIRST YEAR
                                          --------------------------------------------    EXPENSE
 AGE AT ISSUE    FIRST YEAR COMMISSIONS        POLICY YEARS              POLICY YEARS    ALLOWANCE
OR AT INCREASE                            --------------------------------------------
TO FACE AMOUNT*                                2-10           2-10            11+
                 ----------------------------------------------------------------------------------
                                              PREMIUM
                   TARGET      EXCESS          BASED               ASSET BASED             TARGET
                                          (% of Premium)
---------------------------------------------------------------------------------------------------
     1-65            50%          2%            2%            0.25%          0.25%           31%
       70            45           2             2             0.25           0.25            26
       75            35           2             2             0.25           0.25            21
       80            25           2             2             0.25           0.25            16
---------------------------------------------------------------------------------------------------

* To obtain commission rates for intermediate issue ages, use straight line interpolation.


                                   B-10 of 20

3.    SPECIAL PRODUCT (Forms C122, C125 and state variations)

                                 Special Product

---------------------------------------------------------------------------------------------
                                    FIRST YEAR COMMISSIONS
  Premium     Age at Issue  --------------------------------------     RENEWAL
   Class      or Increase            TARGET              EXCESS      COMMISSIONS      FEES
                to Face     -----------------------------------------------------------------
                 Amount     Face Amounts  Face Amounts                         YEARS
                              Less than   of $5,000,000              ------------------------
                             $5,000,000     and Over                    2-10          11+
---------------------------------------------------------------------------------------------
 Nonsmoker       20-49          20.0%        18.75%       2.5%           4%           1.6%
 Nonsmoker        50+           17.5%        16.25%       2.5%           4%           1.6%
   Smoker         All           15.0%        13.75%       2.5%           4%           1.6%
Substandard       All           15.0%        13.75%       2.5%           4%           1.6%
---------------------------------------------------------------------------------------------

* An expense allowance of 20% of first year commissions on Commissionable Target Premium is available.

      Notes for OptionsPlus and Special Product

      First year commission rates will apply during the first Policy Year and during the twelve month period after a face amount increase. Renewal commission rates on the face amount increases will be calculated using the renewal commission rates based on the number of twelve-month periods (including the partial year) as measured from the date of such increase. First year commissions will not be paid on increases in face amount that result from changing from Death Benefit Option B to Option A under the terms of the policy.

      First year commissions will be paid at the target rate as listed in the table below up to the amount of the Commissionable Target Premium published by the Company in the Marketing Guide. Commissions on first year premiums greater than the Commissionable Target Premium will be paid at the excess rate listed in the table below. The Commissionable Target Premium may be changed from time to time by the Company.

      For policies which have had a face amount increase, premiums are allocated in the following order: first, to the Commissionable Target Premiums of the most recent increases, successively; and finally to the initial face amount. Premiums in excess of the total of all Commissionable Target Premiums will be allocated to the initial face amount and to each increase in proportion to the respective Commissionable Target Premiums.

4.    SURVIVOR OPTIONSPLUS (Forms C130, C130A and state variations)

      Face amount increase is not permitted for Survivor OptionsPlus.

      First year commission rates will apply during the first Policy Year. First year commissions will not be paid on increases in face amount that result from changing from Death Benefit Option B to Option A under the terms of the policy.

      First year commissions will be paid at the target rate as listed in the table below up to the amount of the Commissionable Target Premium published by the Company in the Marketing Guide. Commissions on first year premiums greater than the Commissionable Target Premium will be paid at the excess rate listed in the table below. The Commissionable Target Premium may be changed from time to time by the Company.

                              Survivor OptionsPlus

-----------------------------------------------------------------------------------------------------
                                              RENEWAL COMMISSIONS             FEES
JOINT EQUAL                            -----------------------------------------------     FIRST YEAR
AGE AT ISSUE   FIRST YEAR COMMISSIONS            POLICY YEARS             POLICY YEARS       EXPENSE
                                       -----------------------------------------------      ALLOWANCE
                                             2-10             2-10            11+
               --------------------------------------------------------------------------------------
                                         PREMIUM BASED
                  TARGET    EXCESS      (% of Premium)             ASSET BASED               TARGET
-----------------------------------------------------------------------------------------------------
  25 - 80           45%       2%              2%              0.25%          0.25%             27%
-----------------------------------------------------------------------------------------------------


                                   B-11 of 20

5.    CONVERTIBLE TERM LIFE INSURANCE RIDER (Form C308 and state variations)

      First year commission rates will apply during the first year of the rider. First year commissions will not be paid on increases in the insurance amount.

      First year commissions will be paid at the target rate listed for the OptionsPlus or Survivor OptionsPlus policy to which the rider is attached up to the amount of the Commissionable Target Premium published by the Company in the Marketing Guide.

      For policies which have had a rider added after policy issue, premiums are allocated in the following order: first, to the Commissionable Target Premium of the most recent rider; then to the next most recent rider, and finally to the initial policy face amount. If two riders are added on the same date, premiums will be allocated to each rider in proportion to the respective Commissionable Target Premiums.

ASSET BASED RENEWAL COMMISSIONS FOR OPTIONSPLUS AND SURVIVOR OPTIONSPLUS

Asset Based Commissions will be calculated based on the Unloaned Policy Account Value for each policy with an Unloaned Policy Account Value equaling or exceeding $1,000 as of the end of the Policy Year. The Unloaned Policy Account Value equals the amount in the Separate Account and Guaranteed Account, excluding the amount in the loan account.

A.    Policies issued on or after 1/1/1998

      Asset Based Commissions will be paid at the end of each Policy Year beginning at the end of the second Policy Year according to the renewal rates shown in the tables above.

B.    Policies issued before 1/1/1998

      No asset based commission or fee will be paid on policies issued before 1/1/1998 unless a policy has a face amount increase on or after 1/1/1998.

      For policies that have a face amount increase on or after 1/1/1998 (excluding a face amount increase resulting from changing from Death Benefit Option B to Option A), an asset based commission or fee will be paid beginning on the policy anniversary following the 12 month period from the date of the increase. The rate of asset based commission or fee will be determined according to the Increase Ratio and the table below. Subsequent face amount increases or decreases will cause the asset rate to be recalculated.

                                   Face Amount of the Increase
      Increase Ratio Equals  ---------------------------------------
                                    Total Policy Face Amount

      ------------------------------------------------------------------------
                                                     ASSET BASED
      ------------------------------------------------------------------------
           Increase Ratio            Renewal Commissions        Renewal Fees
      ------------------------------------------------------------------------
      At Least    But Less Than      Policy Years 2-10        Policy Years 11+
      ------------------------------------------------------------------------
          0%           10%                  0.00%                   0.00%
      ------------------------------------------------------------------------
         10%           20%                  0.02%                   0.02%
      ------------------------------------------------------------------------
         20%           30%                  0.05%                   0.05%
      ------------------------------------------------------------------------
         30%           40%                  0.07%                   0.07%
      ------------------------------------------------------------------------
         40%           50%                  0.10%                   0.10%
      ------------------------------------------------------------------------
         50%           60%                  0.12%                   0.12%
      ------------------------------------------------------------------------
         60%           70%                  0.15%                   0.15%
      ------------------------------------------------------------------------
         70%           80%                  0.17%                   0.17%
      ------------------------------------------------------------------------
         80%           90%                  0.20%                   0.20%
      ------------------------------------------------------------------------
         90%          100%                  0.22%                   0.22%
      ------------------------------------------------------------------------


                                   B-12 of 20

CHARGEBACKS

If the Company shall return all, or any portion, of any premiums on a policy or contract paid for under this or any previous Agreements, for any reason whatsoever, the Company shall have the right to deduct all or part of the commissions received by Broker Dealer on such premiums from any commissions thereafter due and payable to Broker Dealer without limitation to any other rights of the Company, including the right to demand immediate repayment from Broker Dealer. Any amount remaining unpaid shall be an indebtedness to the Company. In addition to the provision, for all policies except Options, if a policy lapses, is surrendered, or the face amount is reduced, any commissions shall be refunded to the Company based on the formula listed below:

  Date of Policy Lapse, Surrender
     or Face Amount Reduction                 Commission/Expense Chargebacks
     ------------------------                 ------------------------------

Issue date of policy or date of             100% of commissions and expense
increase in face amount to the end          allowances paid less 100% of the
of the first 6 months                       policy Sales Surrender Charge
                                            applicable to the Lapse, Surrender
                                            or Reduction

Beginning of month 7 through end of         70% of commissions and expense the
12 months after the date of policy          allowances paid less 70% of the
or date of in face amount                   issue policy Sales Surrender Charge
                                            increase applicable to the Lapse,
                                            Surrender or Reduction

Beginning of month 13 through end of        50% of commissions and expense the
24 months after issue date of               allowances paid less 50% of the or
increase in face applicable to the          policy Sales Surrender Charge amount
Lapse,                                      Surrender or Reduction


                                   B-13 of 20

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY

            COMMISSION SCHEDULE FOR VARIABLE LIFE INSURANCE PRODUCTS

            for States Not Listed in Schedule D and Washington, D.C.

Provident Mutual Life Insurance Company, hereinafter called "Company", hereby authorizes Representative to solicit applications for the Policies. Such solicitations shall be made only within the territory in which the Policies are approved for sale and in which the Company and the Representative are authorized to do business in accordance with licensing requirements and other applicable laws and regulations. Applications shall be accepted only by the Company at its Service Center in Newark, Delaware.

TERMINATION

This authorization may be terminated at any time, with or without cause, by either party giving to the other party written notice delivered in person or sent by ordinary mail to the party's last known address.

COMMISSIONS

Commissions on the Policies can only be paid or credited to a Representative who is a registered representative of a broker-dealer which is an affiliate of the Company or a registered representative of a broker-dealer who has a sales agreement with such an affiliate of the Company and holds any required state licenses when a variable life insurance sale is made and when each premium is paid, except with the prior written consent of the Company.

The first year and renewal commission rates applicable to variable life insurance policies will be those listed in the tables below:

1.    OPTIONS (Forms C111, C112, C116 and state variations)

      Scheduled Premiums

      First year and renewal commission rates for Scheduled Premiums paid when the Special Premium Payment Provision is not in effect. (Scheduled Premiums paid when the Special Premium Payment Provision is in effect are considered Unscheduled Premium Payments.)

---------------------------------------------------------------------------------------------
                                  FIRST YEAR COMMISSIONS
         ------------------------------------------------------------------------------------
 Age        Nonsmoker        Nonsmoker       Smoker or Juvenile**   Smoker or Juvenile** Face
  At       Face Amount    Face Amount Less       Face Amount                 Amount
Issue*   $100,000 & Over   Than $100,000       $100,000 & Over         Less Than $100,000
---------------------------------------------------------------------------------------------
0-60           50%              45%                  45%                       40%
 65            45               40                   40                        35
 70            40               35                   35                        30
 75            30               25                   25                        20
 80            20               15                   15                        10
---------------------------------------------------------------------------------------------

 * To obtain commission rates for intermediate issue ages, use straight line interpolation.
** Juvenile ages are 0-21, 0-20 in Texas.

                           -------------------------
                              RENEWAL COMMISSIONS
                           -------------------------
                                  POLICY YEARS
                           -------------------------
                                      2-10
                           -------------------------
                                       5%
                           -------------------------



      Unscheduled Premiums

      Commission rates for Unscheduled Premium Payments.


                                   B-14 of 20

             --------------------------------------------------------
                                   COMMISSIONS
             --------------------------------------------------------
                                                    POLICY YEARS
                                                ---------------------
                                                     1      2-10
             --------------------------------------------------------
             PRIMARY PREMIUM                        --       5%
             --------------------------------------------------------
             EXCESS PREMIUM                          2%      2%
             --------------------------------------------------------

      Notes for Options

      For purposes of determining commission rates for Unscheduled Premium Payments, Primary Premiums and Excess Premiums will be determined as follows:

      A. At the beginning of each policy year that the Special Premium Payment Provision is in effect, the Company will add to a Special Account for the policy an amount equal to the scheduled annual premium for the policy including premiums for supplemental benefits and substandard extras for which commissions are normally paid.

      B. Upon receipt of any Unscheduled Premium, the Company will determine the lesser of the Unscheduled Premium and the amount of the Special Account. This is the Primary Premium. The balance, if any, of the Unscheduled Premium over the Primary Premium is the Excess Premium.

      C. The amount of the Primary Premium will be subtracted from the balance in the Special Account each time an Unscheduled Premium Payment is made during a policy year.

      D. At the end of each policy year that the Special Premium Payment Provision is in effect, the Special Account will be restated to the lesser of its current balance or one scheduled annual premium. At the end of each policy year that the Special Premium Payment Provision is not in effect, the Special Account will be reduced to 0.

2.    OPTIONSPLUS (Forms C126, C127 and state variations)

                                   OptionsPlus

      ----------------------------------------------------------------
        AGE AT ISSUE                 FIRST YEAR COMMISSIONS
       OR AT INCREASE
       TO FACE AMOUNT*     -------------------------------------------
                                  TARGET                EXCESS
      ----------------------------------------------------------------
           1-65                     50%                    2%
            70                      45                     2
            75                      35                     2
            80                      25                     2
      ----------------------------------------------------------------

* To obtain commission rates for intermediate issue ages, use straight line interpolation.

                              OptionsPlus Renewals

--------------------------------------------------------------------------------
                        Renewal             Renewal       Renewal     Renewal
                      Commissions            Fees       Commissions    Fees
                 ---------------------------------------------------------------
                                          Policy Years
                 ---------------------------------------------------------------
                    2-3         4-10          11+          2-10          11+
--------------------------------------------------------------------------------
Target               3%          2%            0%           NA           NA
--------------------------------------------------------------------------------
Excess               2%          2%            0%           NA           NA
--------------------------------------------------------------------------------
Asset Based          NA          NA            NA          0.15%        0.15%
--------------------------------------------------------------------------------

Renewal commissions will be paid on premiums after the first Policy Year up to the Commissionable Target Premium at the target rate listed in the table below. Renewal commissions on premiums greater than the Commissionable Target Premium will be paid at the excess rate listed in the table above.


                                   B-15 of 20

Renewal commissions rates on face amount increases for OptionsPlus policies and on Convertible Term Life Insurance riders added after the policy issue date will be calculated using the renewal commission rates based on the number of twelve-month periods (including the partial year) as measured from the date of such increase or added rider. For policies which have had a face amount increase or added rider, premiums are allocated in the following order: first, to the Commissionable Target Premium of the most recent increase or added rider; then to the next most recent increases or added rider, successively; and finally to the initial policy face amount. Premiums in excess of the total of all Commissionable Target Premium will be allocated to the initial face amount and to each increase or added rider in proportion to the respective Commissionable Target Premium.

3.    SPECIAL PRODUCT (Forms C122, C125 and state variations)

                                 Special Product

--------------------------------------------------------------------------------------------
                                       FIRST YEAR COMMISSIONS
              Age at Issue    ---------------------------------------      RENEWAL
               or Increase               TARGET               EXCESS     COMMISSIONS   FEES
  Premium        to Face      --------------------------------------------------------------
   Class         Amount       Face Amounts    Face Amounts                       YEARS
                               Less than      of $5,000,000
                               $5,000,000       and Over                    2-10       11+
--------------------------------------------------------------------------------------------
 Nonsmoker        20-49           20.0%           18.75%       2.5%          4%        1.6%
 Nonsmoker         50+            17.5%           16.25%       2.5%          4%        1.6%
  Smoker           All            15.0%           13.75%       2.5%          4%        1.6%
Substandard        All            15.0%           13.75%       2.5%          4%        1.6%
--------------------------------------------------------------------------------------------

Notes for OptionsPlus and Special Product

First year commission rates will apply during the first Policy Year and during the twelve month period after a face amount increase. Renewal commission rates on the face amount increases will be calculated using the renewal commission rates based on the number of twelve-month periods (including the partial year) as measured from the date of such increase. First year commissions will not be paid on increases in face amount that result from changing from Death Benefit Option B to Option A under the terms of the policy.

First year commissions will be paid at the target rate as listed in the table below up to the amount of the Commissionable Target Premium published by the Company in the Marketing Guide. Commissions on first year premiums greater than the Commissionable Target Premium will be paid at the excess rate listed in the table above. The Commissionable Target Premium may be changed from time to time by the Company.

For policies which have had a face amount increase, premiums are allocated in the following order: first, to the Commissionable Target Premiums of the most recent increase; then the next most recent increases, successively; and finally to the initial face amount. Premium in excess of the total of all Commissionable Target Premiums will be allocated to the initial face amount and to each increase in proportion to the respective Commissionable Target Premiums.

4.    SURVIVOR OPTIONSPLUS (Forms C130, C130A and state variations)

      Face amount increase is not permitted for Survivor OptionsPlus.

      First year commission rates will apply during the first Policy Year. First year commissions will not be paid on increases in face amount that result from changing from Death Benefit Option B to Option A under the terms of the policy.

      First year commissions will be paid at the target rate as listed in the table below up to the amount of the Commissionable Target Premium published by the Company in the Marketing Guide. Commissions on first year premiums greater than the Commissionable Target Premium will be paid at the excess rate listed in the table below. The Commissionable Target Premium may be changed from time to time by the Company.


                                   B-16 of 20

      Renewal commissions will be paid on premiums after the first Policy Year up to the Commissionable Target Premium at the target rate listed in the table below. Renewal commissions on premiums greater than the Commissionable Target Premium will be paid at the excess rate listed in the table below.

                              Survivor OptionsPlus

        -------------------------------------------------------------
         JOINT EQUAL                      FIRST YEAR COMMISSIONS
        AGE AT ISSUE                 --------------------------------
                                      TARGET                 EXCESS
        -------------------------------------------------------------
           25-80                       45%                     2%
        -------------------------------------------------------------

                          Survivor OptionsPlus Renewals

--------------------------------------------------------------------------------
                      Renewal           Renewal         Renewal         Renewal
                    Commissions          Fees         Commissions         Fees
                ----------------------------------------------------------------
                                        Policy Years
                ----------------------------------------------------------------
                  2-3         4-10        11+            2-10              11+
--------------------------------------------------------------------------------
Target             3%          2%          0%             NA               NA
--------------------------------------------------------------------------------
Excess             2%          2%          0%             NA               NA
--------------------------------------------------------------------------------
Asset Based        NA          NA         NA             0.15%           0.15%
--------------------------------------------------------------------------------

5.    CONVERTIBLE TERM LIFE INSURANCE RIDER (Form C308 and state variations)

      First year commission rates will apply during the first year of the rider. First year commissions will not be paid on increases in the insurance amount.

      First year commissions will be paid at the target rate listed for the OptionsPlus or Survivor OptionsPlus policy to which the rider is attached up to the amount of the Commissionable Target Premium published by the Company in the Marketing Guide.

      Renewal commissions rates on Convertible Term Life Insurance riders added after the policy issue date will be calculated using the renewal commission rates based on the number of twelve-month periods (including the partial year) as measured from the date of such added rider. For policies which have had a face amount increase or added rider, premiums are allocated in the following order: first, to the commissionable Target Premium of the most recent increase or added rider; then to the next most recent increases or added rider, successively; and finally to the initial policy face amount. Premiums in excess of the total of all Commissionable Target Premium will be allocated to the initial face amount and to each increase or added rider in proportion to the respective Commissionable Target Premium. If two riders are added on the same date, premiums will be allocated to each rider in proportion to the respective commissionable Target Premium.

      For the balance of this Agreement, any reference to OptionsPlus or Survivor OptionsPlus includes any Convertible Term Life Insurance Rider that is attached to an OptionsPlus or Survivor OptionsPlus policy.


                                   B-17 of 20

EXPENSE ALLOWANCE PAYMENT

In addition to the commissions payable for sale of the Policies (other than Special Product), an expense allowance payment will be made equal to the following percentage of first year target and excess commissions:

                                       62%

For Special Product, such expense allowance payment will be equal to 60% of first year target commissions.

These payments are subject to the rules governing commission payments contained in this Schedule including chargeback provisions.

ASSET BASED RENEWAL COMMISSIONS FOR OPTIONSPLUS AND SURVIVOR OPTIONSPLUS

Asset Based Commissions will be calculated based on the Unloaned Policy Account Value for each policy with an Unloaned Policy Account Value equaling or exceeding $1,000 as of the end of the Policy Year. The Unloaned Policy Account Value equals the amount in the Separate Account and Guaranteed Account, excluding the amount in the loan account.

A.    Policies issued on or after 1/1/1998

      Asset based commissions will be paid at the end of each Policy Year beginning at the end of the second Policy Year according to the renewal rates shown in the table above.

B.    Policies issued before 1/1/1998

      No asset based commission or fee will be paid on policies issued before 1/1/1998, unless a policy has a face amount increase on or after 1/1/1998.

      For policies that have a face amount increase on or after 1/1/1998 (excluding a face amount increase resulting from changing from Death Benefit Option B to Option A), an asset based commission or fee will be paid beginning on the policy anniversary following the 12 month period from the date of the increase. The rate of asset based commission or fee will be determined according to the Increase Ratio and the table below. Subsequent face amount increases or decreases will cause the asset rate to be recalculated.

                                 Face Amount of the Increase
      Increase Ratio Equals  ---------------------------------------
                                   Total Policy Face Amount

--------------------------------------------------------------------------------
                                                    ASSET BASED
--------------------------------------------------------------------------------
      Increase Ratio               Renewal Commissions           Renewal Fees
At Least      But Less Than         Policy Years 2-10          Policy Years 11+
--------------------------------------------------------------------------------
    0%              10%                   0.00%                     0.00%
0--------------------------------------------------------------------------------
   10%              20%                   0.01%                     0.01%
--------------------------------------------------------------------------------
   20%              30%                   0.03%                     0.03%
--------------------------------------------------------------------------------
   30%              40%                   0.04%                     0.04%
--------------------------------------------------------------------------------
   40%              50%                   0.06%                     0.06%
--------------------------------------------------------------------------------
   50%              60%                   0.07%                     0.07%
--------------------------------------------------------------------------------
   60%              70%                   0.09%                     0.09%
--------------------------------------------------------------------------------
   70%              80%                   0.10%                     0.10%
--------------------------------------------------------------------------------
   80%              90%                   0.11%                     0.11%
--------------------------------------------------------------------------------
   90%             100%                   0.13%                     0.13%
--------------------------------------------------------------------------------


                                   B-18 of 20

CHARGEBACKS

If the Company shall return all, or any portion, of any premiums on a policy or contract paid for under this or any previous Agreements, for any reason whatsoever, the Company shall have the right to deduct all or part of the commissions received by Broker Dealer on such premiums from any commissions thereafter due and payable to Broker Dealer without limitation to any other rights of the Company, including the right to demand immediate repayment from Broker Dealer. Any amount remaining unpaid shall be an indebtedness to the Company. In addition to the provision for all policies except Options, if a policy lapses, is surrendered, or the face amount is reduced, any commissions shall be refunded to the Company based on the formula listed below.

   Date of Policy Lapse, Surrender
      or Face Amount Reduction                     Commission Chargeback
      ------------------------                     ---------------------

Issue date of policy or date of              100% of commissions paid less end
increase in face amount to the end           100% of the policy Sales date of
of the first 6 months                        Surrender Charge applicable to the
                                             Lapse, Surrender or Reduction

Beginning of month 7 through the end         70% of commissions paid less 70% of
of 12 months after the issue date of         the policy Sales Surrender Charge
policy or date of increase in face           applicable to the Lapse, Surrender
amount                                       or Reduction

Beginning of month 13 through the of         50% of commissions paid less 50% of
24 months after the issue policy or          the policy Sales Surrender Charge
date of increase in face amount              applicable to the Lapse, Surrender
                                             or Reduction


                                   B-19 of 20

                 COMMISSION EXCEPTIONS APPLICABLE TO SCHEDULE B


1. Commissions on any policy for which rates and conditions are not specified in the applicable commission schedules shall be as determined by the Company.

2. No commissions shall be paid to Broker Dealer upon any premium, or portion thereof, payment of which is waived in accordance with the provisions contained in the policy because of the disability of the insured or applicant, or the death of the applicant.

3. If a policy issued under this Agreement replaces, as defined by the Company, in whole or in part, a policy previously issued by this Company, the Company shall have the right to determine what, if any, commissions or fees shall be allowed.

4. If a policy is changed to a different kind or amount, or if its date is changed, the Company shall have the right to determine what, if any, commissions shall be allowed or recovered.


5. Commissions, if any, on the conversion of any policy or coverage shall be determined by the Company.

6. Commissions, if any, on policies issued on a modified underwriting, guaranteed issue, salary savings basis, for less than published minimum or where classification is other than standard, shall be as determined by the Company.


                                   B-20 of 20

                                   SCHEDULE D


                  Alaska                         Missouri

                  Arizona                        Montana

                  Arkansas                       Nebraska

                  Colorado                       Nevada

                  Florida                        New Mexico

                  Hawaii                         North Dakota

                  Idaho                          Oklahoma

                  Indiana                        Oregon

                  Iowa                           South Dakota

                  Kansas                         Tennessee

                  Louisiana                      Utah

                  Michigan                       Washington

                  Minnesota                      Wisconsin

                  Mississippi                    Wyoming


                                    D-1 of 1

                                   SCHEDULE E


                  Alaska                         Missouri

                  Arizona                        Montana

                  Arkansas                       Nebraska

                  Colorado                       Nevada

                  Florida                        New Mexico

                  Hawaii                         North Dakota

                  Idaho                          Oklahoma

                  Indiana                        Oregon

                  Iowa                           South Dakota

                  Kansas                         Tennessee

                  Louisiana                      Utah

                  Michigan                       Washington

                  Minnesota                      Wisconsin

                  Mississippi                    Wyoming


                                    E-1 of 1